UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2008

THE TORO COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota (Address of principal executive offices)	55420 (Zip Code)

Registrant’s telephone number, including area code:  (952) 888-8801

                        Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On March 11, 2008,Mr. Ronald Baukol retired from the Board of Directors of The Toro Company (the “Company”) upon expiration of his three-year term at the Company’s 2008 Annual Meeting of Shareholders (the “Annual Meeting”).  Mr. Baukol served as a director of the Company for 12 years and the Board wishes to thank him for his many hours of dedicated service to the Company.

(e)
Also on March 11, 2008, at the Annual Meeting, the shareholders of the Company approved an amendment to The Toro Company 2000 Stock Option Plan (the “2000 Stock Option Plan”) to increase the total number of shares of the Company’s common stock authorized for issuance under the 2000 Stock Option Plan from 6,400,000 to 7,200,000.  The Board of Directors of the Company, upon recommendation of the Compensation & Human Resources Committee, had previously approved such amendment, subject to approval by the Company’s shareholders, on January 15, 2008.  A description of the 2000 Stock Option Plan is included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 31, 2008 under the heading “Summary of the 2000 Stock Option Plan Features” in the Company’s Proxy Statement.  That description of the 2000 Stock Option Plan is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is also incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)              Exhibits.

Exhibit No.	Description
10.1	The Toro Company 2000 Stock Option Plan (as amended March 11, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: March 11, 2008	By /s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	The Toro Company 2000 Stock Option Plan (as amended March 11, 2008)